UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017

AVEXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37693	90-1038273
(Commission File No.)	(IRS Employer Identification No.)

2275 Half Day Rd, Suite 200
Bannockburn, Illinois 60015
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (847) 572-8280

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01              Regulation FD Disclosure.

On June 19, 2017, AveXis, Inc. (the “Company”) issued a press release announcing its commencement of a public offering (the “Offering”) of up to $200 million of shares of its common stock, which amount does not include additional shares that may be offered pursuant to an option granted to the underwriters of the Offering.  A copy of the press release announcing the commencement of the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act. The information in this Item 7.01, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Item 8.01              Other Events.

The preliminary prospectus supplement related to the Offering, dated June 19, 2017, includes the following information under the heading “Recent Developments”:

Clinical and Manufacturing Development Timeline

On June 14, 2017, we announced alignment with the FDA on our Good Manufacturing Practice, or GMP, commercial manufacturing process for AVXS-101 following the receipt of minutes from the Type B Chemistry Manufacturing and Controls, or CMC, meeting with the FDA. This alignment includes support for our proposed GMP commercial manufacturing process, our proposed analytical methods and corresponding qualification and validation plans — inclusive of key release assays such as potency, purity and identity — and our proposed comparability protocol, which helps assess how similar the product derived from the GMP process is to the original product used in the Phase 1 trial of AVXS-101 in patients with SMA Type 1.

Key components of our scalable, GMP commercial manufacturing process are as follows:

•                  we will continue to utilize HEK293 cells and an adherent cell line;

•                  our commercial-scale GMP process will utilize a novel adherent cell culture approach that can more reliably produce product and has greater surface area to potentially increase productivity relative to Hyperstacks;

•                  we have implemented additional upstream and downstream process development improvements to meet global regulatory GMP expectations as well as to meet projected patient demand, if approved; and

•                  we intend to utilize our GMP process for all clinical and commercial needs moving forward, including our new programs in Rett syndrome and ALS described below.

In response to a request from the FDA, we intend to complete the implementation of our potency assay qualification plan, including three independent runs, prior to initiation of upcoming clinical trials. This assay utilizes the Delta 7 mouse model, which has been used historically to assess AVXS-101 potency, but now incorporates additional elements to make it acceptable to global regulatory authorities. We have initiated the work necessary to meet that request and we expect to have the data from these production runs to submit to the FDA in the August 2017 timeframe.  Pending agreement from the FDA that the data from these production runs are sufficient, we intend to initiate our pivotal trial of AVXS-101 in SMA Type 1 in the United States and a Phase 1/2a clinical trial of AVXS-101 in SMA Type 2 in the United States later in the third quarter of 2017.

Additionally, we are currently conducting comparability work to assess the similarity of key characteristics of the AVXS-101 product used in our Phase 1 clinical trial in SMA Type 1, which was manufactured by the Nationwide Children’s Hospital, or NCH, to the product derived from our new GMP manufacturing process. Data from this comparability work will be incorporated into the data package, and will include the above mentioned potency qualification work, along with the full Phase 1 clinical data, that will be reviewed and discussed at our end-of-Phase 1 meeting with the FDA, which we anticipate requesting later in August 2017. We expect that this meeting will help further inform the regulatory pathway for AVXS-101. We anticipate providing an update on the outcome of that meeting once the official minutes are available, which we anticipate to be in the fourth quarter of 2017.

License Agreement with REGENXBIO for Rett Syndrome and Genetic ALS

On June 7, 2017, we announced that we had entered into an exclusive, worldwide license agreement with REGENXBIO Inc. for the development and commercialization of gene therapy using the recombinant adeno-associated virus serotype 9, or NAV AAV9, vector to treat two rare neurological monogenic disorders: Rett syndrome and a genetic form of amyotrophic lateral sclerosis, or ALS, caused by mutations in the superoxide dismutase 1, or SOD1, gene.  Preclinical data suggesting promising safety and efficacy of gene therapy treatments for these disorders using NAV AAV9, generated by our Chief Scientific Officer, Dr. Brian Kaspar, has been licensed from NCH by the Company.  We expect to move forward with initiating investigational new drug application, or IND, enabling studies in both Rett syndrome and ALS and plan to provide more details on these programs in the second half of 2017.

The preliminary prospectus supplement related to the Offering, dated June 19, 2017, includes the following information under the heading “Risk Factors—Risks related to our recent business developments”:

We must establish, to the FDA’s satisfaction, that our proposed potency assay for AVXS-101 sufficiently characterizes the key product characteristics of our clinical and commercial product supply.

We recently held a Type B Chemistry, Manufacturing and Controls, or CMC, meeting with the United States Food and Drug Administration, or the FDA, to seek alignment with the FDA regarding our proposed Good Manufacturing Practice, or GMP, commercial manufacturing process for AVXS-101, which we are primarily conducting using our own manufacturing facility. Our proposed GMP manufacturing process incorporates a novel adherent cell culture approach, which differs from the Hyperstack approach utilized by Nationwide Children’s Hospital, or NCH, to manufacture the product used in the Phase 1 clinical trial of AVXS-101 for spinal muscular atrophy, or SMA, Type 1. In order to reliably and accurately characterize the dose of the product for our planned clinical trials and, if approved, commercial demand, we will need to be able to reliably and consistently assess the key characteristics of the product we manufacture. During the CMC meeting, we presented our AVXS-101 potency assay and qualification plans to the FDA. In response, the FDA has requested, among other things, that we complete the implementation of our potency assay qualification plans, including presenting the FDA with data from the appropriate production runs of AVXS-101, to enable the agency to assess the feasibility of our plans. We have already begun the work to address this request, and we expect to submit these data to the FDA in the August 2017 timeframe.

The outcome of our potency assay and qualification development, including the results of the analyses that we are conducting in response to the FDA’s request, are not yet known. As a result, we cannot guarantee that the comprehensive data package that we generate from these production runs will be sufficient for the FDA to determine that our proposed potency assay or the product tested with this assay is acceptable. If, upon review of this data, the FDA does not determine that our proposed potency assay is acceptable, we may be required to conduct additional work to develop and validate an acceptable potency assay for AVXS-101 and/or manufacture additional qualification lots of AVXS-101, which would likely delay our planned clinical studies, including the U.S. pivotal clinical trial of AVXS-101 in SMA Type 1 and our planned Phase 1/2a clinical trial of AVXS-101 in SMA Type 2. Any such delays could have a material adverse effect on our business prospects.

Our transition from the NCH manufacturing process to our own manufacturing process, conducted at our own facility and at facilities of third party manufacturing partners, requires us to conduct a comprehensive comparability study, which may result in delays to the approval process for AVXS-101.

Our Phase 1 clinical trial was conducted with AVXS-101 manufactured by NCH that was produced using a traditional Hyperstack process utilizing ampicillin-resistant genetic markers for plasmid selection. We are in the process of transitioning the primary manufacturing of AVXS-101 to our own manufacturing facility, which uses a process based on a novel adherent cell culture approach that differs from the Hyperstack approach utilized by NCH, and utilizes globally compliant kanamycin-resistant genetic markers for plasmid selection. Our third party manufacturing partners will also use this process. We intend to use product that we manufacture using this new process for future clinical studies, including our planned U.S. pivotal trial of AVXS-101 in SMA Type 1, and, if AVXS-101 receives regulatory approval, to meet future commercial demand. We also intend to use AVXS-101 product that we manufacture for our planned Phase 1/2a clinical trial of AVXS-101 in SMA Type 2.

Because of the differences in these manufacturing processes, we are conducting a comprehensive comparability study to assess if the product that we manufacture is comparable to the product used in the Phase 1 clinical trial. In conducting this study, we are performing various tests to evaluate key characteristics of the product manufactured by NCH for the Phase 1 trial, as well as the product that we are manufacturing at our own facility, and that our third party partners are manufacturing, using our new process. Among these analyses, we are conducting tests to establish consistency with the dose concentration that was used in the second cohort of the Phase 1 trial, which is the dose that we are proposing to advance in our planned U.S. pivotal trial of AVXS-101. Given the passage of time since NCH measured the dose concentration of the product used in the Phase 1 trial, our ability to demonstrate comparability in head-to-head testing between the product used in the Phase 1 trial and the product manufactured using our new process may be complicated by any degradation or instability of the product manufactured by NCH.

Delays in completing the comparability study to the satisfaction of the FDA could delay or preclude our development and commercialization plans and, thereby, increase the risk and time to achieve regulatory approval of AVXS-101. We intend to provide the results of our comparability study, along with the full data from the Phase 1 clinical trial, in the data package that we plan to review and discuss with the FDA at our end-of-Phase 1 meeting, which we expect to request in August 2017. If the results of the comparability study are not satisfactory, we may be required to conduct additional comparability work, modify our new process or conduct additional clinical trials of AVXS-101, any of which could adversely impact our ability to continue development, and obtain marketing approval, of AVXS-101 for SMA Type 1, and our anticipated timelines for doing so, and have a material adverse effect on our business prospects.

Preclinical testing of our gene therapy product candidates for Rett syndrome and ALS may not result in our advancement of these programs into clinical trials.

Although a substantial amount of our efforts to date have focused on the development of AVXS-101 for SMA, a key element of our strategy is to discover, develop and potentially commercialize a portfolio of product candidates to treat other rare and life-threatening neurological genetic diseases. In furtherance of that strategy, we recently announced that we had entered into a license agreement with REGENXBIO to develop and commercialize gene therapy treatments to treat two rare monogenic disorders: Rett syndrome and a genetic form of amyotrophic lateral sclerosis, or ALS, caused by mutations in the superoxide dismutase 1, or SOD1, gene. Our development efforts for our Rett syndrome and ALS programs are at an extremely early stage, and we have not yet completed IND-enabling preclinical studies for either of these programs. It is possible that future research and preclinical development of these programs may not establish sufficient indications of clinical benefit or acceptable tolerability to support the submission of an IND for one or both of these programs, in which case we may never initiate clinical trials, and we may be forced to suspend development activities for one or both of these programs. If we are not able to advance these programs into clinical trials, we will not be able to commercialize products for these indications, which would have a material adverse effect on our future business prospects, financial condition and results of operations.

The development of product candidates for our Rett syndrome and ALS programs will be subject to many risks. If we do not successfully develop and commercialize product candidates in these programs, our business prospects may be adversely affected.

Even if the results of IND-enabling studies for our gene therapy product candidates for the treatment of Rett syndrome and ALS substantiate advancing these programs into clinical trials, the development of these product candidates will be subject to many risks. There is a high failure rate for drugs and biologic products proceeding through clinical trials. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in preclinical testing and earlier-stage clinical trials. Data obtained from preclinical and clinical activities are subject to varying interpretations, which may delay, limit or prevent regulatory approval. In addition, we may experience regulatory delays or rejections as a result of many factors, including due to changes in regulatory policy during the period of our product candidate development. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will generate the same results or otherwise provide adequate data to demonstrate the efficacy and safety of a product candidate. Frequently, product candidates that have shown promising results in early clinical trials have subsequently suffered significant setbacks in later clinical trials. In addition, the design of a clinical trial can determine whether its results will support approval of a product and flaws in the design of a clinical trial may not become apparent until the clinical trial is well advanced.

Our ability to successfully develop gene therapy treatments for Rett syndrome and ALS will be subject to many of the same development risks as our AVXS-101 product candidate for SMA, including those discussed under the headings ‘‘Risk Factors — Risks related to the development of our current product candidate’’ and ‘‘Risk Factors —

Risks related to the commercialization of AVXS-101’’ in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus supplement. These risks include the risks of:

•                  completing preclinical studies and clinical trials with positive results;

•                  receiving marketing approvals from applicable regulatory authorities;

•                  obtaining, maintaining, defending and enforcing intellectual property rights important to the product candidates;

•                  establishing commercial manufacturing capabilities, or contracting with third-party manufacturers with such capabilities;

•                  establishing and maintaining collaborations, licensing or other arrangements;

•                  launching commercial sales, if and when approved;

•                  achieving acceptance, if and when approved, by patients and the medical community;

•                  effectively competing with other therapies; and

•                  maintaining an acceptable safety profile following approval.

If we are unable to successfully develop and commercialize product candidates for Rett syndrome or ALS, we will not be able to obtain future revenues from these programs, which would have a material adverse effect on our future business prospects, financial condition and results of operations.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated June 19, 2017, titled “AveXis Announces Proposed Public Offering of Common Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2017
AVEXIS, INC.

	By:	/s/ Sean P. Nolan
Sean P. Nolan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release, dated June 19, 2017, titled “AveXis Announces Proposed Public Offering of Common Stock.”